COLORMAX EXCLUSIVE DISTRIBUTORSHIP AGREEMENT

      This Agreement is entered into this 15th day of July, 1999, by and between Kimrose Holdings Limited (hereinafter referred to as "KHL"), Kowloon, Hong Kong and Gem Group, Inc. (hereinafter referred to as "GG"), Kowloon, Hong Kong.

      WHEREAS, KHL, is engaged in research, development and manufacturing of ColorMax Color Vision Enhancement Lenses, using its own proprietary technologies. KHL wishes to have its products offered for sale and distribution to various regions of the world.

      WHEREAS, GG is engaged in the business of distribution and representation of optical and related products.

      WHEREAS, KHL and GG desire to work together to promote and sell the ColorMax products.

      NOW THEREFORE, for good consideration the parties hereto agree as follows:

      1.    Products.

            The products for which GG shall act as exclusive sales distributor are as follows: ColorMax Lenses, ColorMax Vision Enhancement Lenses, ColorMax Color Test Software, New Color Vision Test and other products as may be added.

      2.    Territory.

            The Territory is defined as Japan.

      3.    Appointment of ColorMax Distributor

            KHL hereby appoints GG as its Exclusive Sales Distributor to solicit orders for the products in the territory. GG hereby accepts the appointments and agrees to solicit orders and promote the products, subject to the terms and conditions of this Agreement.

      4.    Purchase Orders and Customer Information

            GG shall issue Purchase Orders with Customer Information to KHL for the production of Products.

      5.    Quality of Products.

            KHL will not be  responsible  for the  quality  and  performance  of
            ColorMax    products,    except   for   standard    warranties   and
            specifications.

      6.    Marketing.

            GG shall distribute ColorMax products through licensed optical doctors in the Territory. GG will not market ColorMax products outside of the Territory by means of direct mail or other media, without KHL's express written authorization.

      7.    Advertising.

            GG agrees to use reasonable commercial efforts to advertise, promote, sell or to arrange for advertising and sales of ColorMax products and GG shall:


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            a..   Establish and maintain an organization to operate the business contemplated by this Agreement with adequate finances and staff capable of marketing sales and promotion of ColorMax products throughout the Territory.

            b. GG shall spend at lease five (5%) of Product revenues for advertising and promotion of ColorMax products in each year. No less than thirty (30) days prior to commencement of any contract year, GG shall submit to KHL a report on the advertising budget for ColorMax Products for such contract year. This advertising and promotion campaign will be done through the advertising company mutually selected and agreed by GG and KHL.

            c. GG shall submit to KHL, or as KHL may direct, for KHL's approval, samples of all press releases, printed and advertising materials intended to be used in connection with Products, before the same may be used. No materials shall be used by GG on Products unless and until the same has been approved by KHL.

            d. KHL shall receive a detailed expense report of advertising by the end of each year and KHL reserves the right to inspect books and records of all sales of GG.

      8.    Exclusive Distributorship

            a. GG shall have the right to distribute ColorMax products on an exclusive basis in the Territory.

            b. GG shall pay three percent (3%) Royalty on the net wholesale amount to KHL or KHL's designee during the terms of this Agreement and any extension thereof.

      9.    Duties of GG

            GG shall:

            a. Use its best efforts to sell and promote the sales of products in the Territory and to abide by KHL's company's policies.

            b.    Make demonstrations to promote sales.

            c. Contact and solicit prospective purchasers of the products in the Territory.

            d. Assign dedicated staff for the purpose of operating ColorMax business in the Territory. A list of these staff and doctors shall be forwarded to KHL.

      10.   Duties of KHL

            KHL shall:

            a.    Deliver orders placed by GG.
            b.    Support technical training.
            c.    Provide product information.
            d.    Furnish advertising and promotional information.

      11.   Relationship of Parties

            GG's relationship to KHL in the performance of this Agreement is that of an independent contractor. GG, its agents, or employees, shall under no circumstances represent themselves as agents or representatives of KHL or its subsidiaries; furthermore, they shall

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            not make any  commitment  or contract for or on behalf of KHL, or in its name or otherwise bind KHL in any way.

      12.   No License and No Partnership

            Nothing in this Agreement is intended to grant any rights to GG under any patent or intellectual properties or proprietary technologies. Nothing herein contained shall be construed so as to constitute the parties hereto as partners or as joint ventures, or either as agent of KHL, and GG does not have the power to obligate or bind KHL in any manner whatsoever.

      13.   Non-Disclosure and Non-Compete

            GG agrees not to use any confidential data disclosed by KHL, except for its own use or for any purposes approved by KHL in writing. All employees and staff who shall engage in ColorMax businesses shall observe such restrictions. During the term of this Agreement, GG shall not sell, lease, promote or distribute any products, which uses similar technologies, and compete with ColorMax Products in the Territory.

      14.   Governing Law

            This Agreement shall be governed by and shall be construed in accordance with Hong Kong law and the courts of Hong Kong, but may be enforced in any court having jurisdiction over the offending party's places of business, and shall be binding upon the parties here worldwide.

      15.   Assignment

            This Agreement may not be transferred, assigned, pledged, mortgaged or otherwise disposed of by GG in whole or in part without written authorization from KHL.

      16.   Force Majeure

            In the event that KHL's performance of its obligations under this agreement is made impossible by fire, flood, earthquake, other act of nature, riot, insurrection, war, strike or other civil disturbance, collectively referred to as force majeure, KHL shall be excused from the performance of its obligations hereunder for the duration of such force majeure, together with the period necessitated by such fore majeure to overcome such force majeure.

      17.   Indemnity

            KHL will assume no liability to GG or to third parties with respect to the performance characteristics of ColorMax Products. GG shall indemnify KHL against losses incurred to claims of third parties against KHL involving the sale of ColorMax Products. GG shall maintain at its own expense in full force and effect at all times which ColorMax Products are being sold and used, with a recognized and responsible insurance carrier licensed to do business in the Territory, reasonably acceptable to KHL, product liability insurance.

      18.   Term and Termination

            a. This agreement shall have a duration of ten (10) years with an effective date of first commencement of 1st day of June, 1999. However, the initial contract year shall be the 18 month period from the date that this agreement is signed. This agreement shall be automatically extended for another two (2) terms, if GG performs this agreement signed.


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            b.    If GG makes  any  assignment  of assets  or  business  for the benefit of creditors, or a trustee or receiver is appointed to conduct its business or affairs, or it is adjudged in any legal proceeding to be either a voluntary or involuntary bankrupt, then the rights granted herein shall forthwith cease and terminate without prior notice or legal action by KHL.

      19.   Severability

            If, for any rason, any part of this Agreement is deemed to be unlawful, or is otherwise invalidated by the Parties, or by any court of competent jurisdiction, the remaining parts of this Agreement shall remain in full force and effect.

      20.   Entire Contract

            This Agreement contains the entire  understanding of the parties and
            supercedes   all   previous    verbal   and   written    agreements,
            representation or warranties.

      21.   Signature

            Facsimile signatures on counterparts of this Agreement are hereby authorized and shall be acknowledged as if such facsimile signatures were an original execution, and this Agreement shall be deemed as executed when an executed facsimile hereof is transmitted by party to the other party.


      KIMROISE HOLDINGS LIMITED                 GEM GROUP, INC.


      By: /s/ Edward Leung                      By: /s/ Leo Yamonoto
            Edward Leung                            Leo Yamonoto
            Director                                Director

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                                    ASSIGNMENT

      Gem Group, Inc. hereby assigns whole right and responsibility for the ColorMax Exclusive Distributorship Agreement dated July 15, 1999 to Renu-U International, Inc., Anaheim, CA, USA. Kimrose Holdings Limited hereby accepts and authorizes the assignment effective as of September 6th, 1999.


      KIMROISE HOLDINGS LIMITED                 GEM GROUP, INC.


      By: /s/ Edward Leung                      By: /s/ Leo Yamonoto
            Edward Leung                            Leo Yamonoto
            Director                                Director

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